UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1 to

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 26, 2003

LANDMARK LAND COMPANY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-08755	77-0024129

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2817 Crain Highway, Upper Marlboro, Maryland 20774

(Address of principal executive offices)

(301) 574-3330

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Explanatory Note: This Form 8K/A amends the Form 8-K, filed by Landmark Land Company, Inc. (the “Company”) on September 10, 2003. Specifically, this Form 8-K/A includes financial information on the Company’s acquisition of all of the outstanding shares of KES, Inc. (“KES”), historical financial statements of KES and pro forma financial statements showing how the transaction might have affected the Company’s historical financial statements if the transaction had been consummated at an earlier time.

Item 2. Acquisition or Disposition of Assets

     As previously reported on the Company’s Form 8-K, effective August 31, 2003, the Company acquired all of the outstanding capital shares of KES. Please refer to the previously filed Form 8-K for additional information on the acquisition.

Item 7. Financial Statements and Exhibits

		Page

(a)	Financial Statements of Businesses Acquired — KES, Inc.:
	Independent Auditor’s Report	3
	Combined Financial Statements
	Combined Balance Sheets	4-5
	Combined Statements of Operations	6
	Combined Statements of Deficiency in Stockholders’ Equity	7
	Combined Statements of Cash Flows	8-9
	Notes to Combined Financial Statements	10-16
(b)	Pro Forma Financial Information — Landmark Land Company, Inc., including KES, Inc.:
	Pro Forma Consolidated Statement of Financial Condition at June 30, 2003	17
	Pro Forma Consolidated Statement of Operations Six Months Ended June 30, 2003	18
	Pro Forma Consolidated Statement of Operations for Twelve Months Ended December 31, 2002	19
	Notes to Pro Forma Consolidated Financial Statements	20

Independent Auditor’s Report

Board of Directors
KES, Inc.
Upper Marlboro, MD

We have audited the accompanying Combined Balance Sheets of KES, Inc. (D/B/A Landmark National) and Subsidiary and Affiliated Companies (the Companies) as of December 31, 2002 and 2001, and the related Combined Statements of Operations, Deficiency in Stockholders’ Equity, and Cash Flows for the years then ended. These financial statements are the responsibility of the Companies’ management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of KES, Inc. (D/B/A Landmark National) and Subsidiary and Affiliated Companies as of December 31, 2002 and 2001, and the combined results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Aronson & Company

Rockville, Maryland
July 16, 2003, except for Note 11
as to which the date is August 31, 2003

KES, Inc. (D/B/A Landmark National)
and Subsidiary and Affiliated Companies

Combined Balance Sheets

	Unaudited	December 31,
	June 30, 2003	2002	2001

Assets
Current assets
Cash	$121,065	$53,051	$28,206
Accounts receivable	163,446	226,386	46,381
Receivables from affiliates	233,783	14,896	34,236
Employee receivables	4,069	5,848	5,721
Deferred income tax benefit	200,000	200,000	—
Other current assets	18,712	16,373	8,115

Total current assets	741,075	516,554	122,659

Property and equipment, net	28,214	32,620	39,511

Other assets
Capitalized development costs	41,782	41,782	424,769
Accounts receivable, affiliate	66,510	64,883	61,328
Preacquisition costs	32,914	32,914	39,206

Total other assets	141,206	139,579	525,303

Total assets	$910,495	$688,753	$687,473

The accompanying Notes to Combined Financial Statements are an integral part of these financial statements.

KES, Inc. (D/B/A Landmark National)
and Subsidiary and Affiliated Companies

Combined Balance Sheets

	Unaudited	December 31,
	June 30, 2003	2002	2001

Liabilities and Deficiency in Stockholders’ Equity
Current liabilities
Accounts payable and accrued expenses	$70,469	$132,824	$379,767
Accrued payroll and related expenses	127,242	133,053	115,151
Accrued interest	431,905	390,007	360,130
Notes payable	600,000	600,000	—
Current portion of notes payable — affiliates	335,599	538,599	929,063
Deferred revenue	225,000	—	30,000

Total current liabilities	1,790,215	1,794,483	1,814,111

Long-term liabilities, net of current portion
Notes payable-affiliates	300,000	300,000	200,000

Total liabilities	2,090,215	2,094,483	2,014,111

Commitments and contingencies	—	—	—
Deficiency in stockholders’ equity
KES, Inc.
Common stock — no par value, 850 shares authorized, 118 shares issued and outstanding for 2003 and 2002 and 110 shares for 2001	118	118	110
Delos Partners, Inc.
Common stock — no par value, 850 shares authorized, 1 share issued and outstanding for 2002 and 2001, respectively	—	2,000	2,000
Accumulated deficit	(1,179,838)	(1,407,848)	(1,328,748)

Total deficiency in stockholders’ equity	(1,179,720)	(1,405,730)	(1,326,638)

Total liabilities and deficiency in stockholders’ equity	$910,495	$688,753	$687,473

KES, Inc. (D/B/A Landmark National)
and Subsidiary and Affiliated Companies

Combined Statements of Operations

	Unaudited		Years Ended
	Six Months Ended June 30,		December 31,
	2003	2002	2002	2001

Revenue
Consulting and management fees	$1,695,485	$1,186,664	$2,616,056	$1,910,989

Operating expenses
Payroll and related expenses	1,268,248	1,263,518	2,510,701	2,223,539
Other general and administrative expenses	142,698	172,437	271,579	285,153

Total operating expenses	1,410,946	1,435,955	2,782,280	2,508,692

Income (loss) from operations	284,539	(249,291)	(166,224)	(597,703)

Other income (expense)
Interest income	1,707	1,801	3,679	3,624
Interest expense	(56,986)	(57,379)	(116,555)	(131,693)

Total other income (expense)	(55,279)	(55,578)	(112,876)	(128,069)

Income (loss) before income taxes	229,260	(304,869)	(279,100)	(725,772)
Provision (benefit) for income taxes	1,250	—	(200,000)	—

Net income (loss)	$228,010	$(304,869)	$(79,100)	$(725,772)

The accompanying Notes to Combined Financial Statements are an integral part of these financial statements.

KES, Inc. (D/B/A Landmark National)
and Subsidiary and Affiliated Companies

Combined Statements of Deficiency in Stockholders’ Equity

	Common Stock		Accumulated deficit

		Delos		Delos	Landmark
Years Ended December 31, 2002 and 2001	KES, Inc.	Partners, Inc.	KES, Inc.	Partners, Inc.	Hellas, Inc.	Total

Balance at January 1, 2001	$110	$2,000	$(8,354)	$(594,602)	$(20)	$(600,866)
Net loss	—	—	(645,414)	(51,903)	(28,455)	(725,772)

Balance at December 31, 2001	110	2,000	(653,768)	(646,505)	(28,475)	(1,326,638)
Eight shares of stock sold for cash	8	—	—	—	—	8
Net loss	—	—	9,568	(51,531)	(37,137)	(79,100)

Balance at December 31, 2002	$118	$2,000	$(644,200)	$(698,036)	$(65,612)	$(1,405,730)

The accompanying Notes to Combined Financial Statements are an integral part of these financial statements.

KES, Inc. (D/B/A Landmark National)
and Subsidiary and Affiliated Companies

Combined Statements of Cash Flows

	Unaudited		Years Ended
	Six Months Ended June 30,		December 31,
	2003	2002	2002	2001

Cash flows from operating activities
Net income (loss)	$228,010	$(304,869)	$(79,100)	$(725,772)
Adjustment to reconcile net income (loss) to net cash provided (used) by operating activities
Depreciation and amortization	5,454	7,913	15,987	32,902
(Increase) decrease in
Accounts receivable	62,940	758	(180,005)	3,766
Receivables from affiliates	(220,514)	7,793	19,340	102,419
Employee receivables	1,779	859	(127)	23,074
Deferred taxes	—	—	(200,000)	—
Other current assets	(2,339)	(4,646)	(8,258)	44,547
Advances on accounts receivable-affiliate	—	—	(3,555)	(61,328)
Capitalized development costs	—	—	382,987	378,498
Increase (decrease) in
Accounts payable and accrued expenses	(62,355)	8,529	(246,943)	29,489
Accrued payroll and related items	(5,811)	14,782	17,902	(15,801)
Accrued interest	41,898	37,601	29,877	99,353
Deferred revenue	225,000	(30,000)	(30,000)	30,000

Net cash provided (used) by operating activities	274,062	(261,280)	(281,895)	(58,853)

Cash flows from investing activities
Purchases of property and equipment	(1,048)	(879)	(9,096)	(4,301)
Recovery of capitalized development costs	—	221,946	—	—
Preacquisition costs capitalized	—	13,476	6,292	(12,564)

Net cash provided (used) by investing activities	(1,048)	234,543	(2,804)	(16,865)

Cash flows from financing activities
Proceeds from notes payable	—	—	600,000	—
Curtailments of notes payable	—	(150,344)	—	(311,546)
Proceeds from notes payable-affiliates	—	211,642	200,000	398,139
Curtailments of notes payable-affiliates	(205,000)	—	(490,464)	(36,174)
Proceeds from sales of common stock	—	8	8	—

Net cash provided (used) by financing activities	(205,000)	61,306	309,544	50,419

The accompanying Notes to Combined Financial Statements are an integral part of these financial statements.

KES, Inc. (D/B/A Landmark National)
and Subsidiary and Affiliated Companies

Combined Statements of Cash Flows (Continued)

	Unaudited		Years Ended
	Six Months Ended June 30,		December 31,
	2003	2002	2002	2001

Net increase (decrease) in cash	$68,014	$34,569	$24,845	$(25,299)
Cash, beginning of period	53,051	28,206	28,206	53,505

Cash, end of period	$121,065	$62,775	$53,051	$28,206

Supplemental disclosure of cash flow information
Cash paid for interest	$15,089	$18,000	$86,678	$18,759

The accompanying Notes to Combined Financial Statements are an integral part of these financial statements.

KES, INC. (D/B/A Landmark National)
and Subsidiary and Affiliated Companies

Notes to Combined Financial Statements

1.	Organization and significant accounting policies	Organization: KES, Inc. (D/B/A Landmark National) (KES), an Ohio Corporation, was formed on November 12, 1993 to engage in the business of investing in, developing, maintaining, operating, and managing golf courses and adjoining residential communities.

On December 31, 2000, KES purchased the common stock of DPMG, Inc. (DPMG) from New Delos Partners, L.P. (the Partnership). KES has a 48% Class B limited partnership interest in this partnership and accounts for its investment under the equity method. KES has no equity basis in the partnership and in accordance with the partnership agreement, has had no allocation of profits or losses. Certain assets and liabilities netting to approximately $2,800,000 were assigned from DPMG to the Partnership immediately prior to the sale. Concurrently, the Partnership’s investment in OTP, Inc. was transferred to DPMG. KES issued a $286,000 note payable to the Partnership. No gain or loss resulted from these transactions. (As of December 31, 2001, the balance due on the note plus accrued interest totaled approximately $321,000.) Original principal plus accrued interest totaling $354,657 was paid December 20, 2002. In addition, the Partnership and DPMG entered into joint development agreements to pursue development of three projects.

DPMG, Inc. previously provided development, management and operational oversight services to subsidiaries of the Partnership and other affiliated entities. In connection with the sale, the Partnership’s affiliates have entered into operating agreements with DPMG to continue to provide these services for one-year terms, with renewal features.

Delos Partners, Inc. was formed by an officer and shareholder of KES on December 16, 1993 in Ohio to engage in developing and managing real estate.

Landmark Hellas, Inc. (formerly Landmark International Corp) was formed by an officer and shareholder of KES on December 31, 1998 in the state of Oklahoma to study the feasibility of golf course developments.

On June 30, 2003, DPMG acquired 100% of the common stock of Delos Partners, Inc. and Landmark Hellas, Inc.

Principles of combination: The accompanying combined financial statements include the accounts of (1)KES, Inc. (D/B/A Landmark National) and its wholly owned subsidiary, DPMG, Inc., and (2)Delos Partners, Inc. and (3)Landmark Hellas, Inc., collectively referred to as “the Companies”. The Companies are under common ownership and control. Material intercompany accounts and transactions have been eliminated in the combined financial statements.

KES, INC. (D/B/A Landmark National)
and Subsidiary and Affiliated Companies

Notes to Combined Financial Statements

1.	Organization and significant accounting policies (continued)	Use of estimates: The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Cash equivalents: Cash equivalents consist of financial instruments with original maturities of less than three months. The Companies maintain cash accounts which may exceed federally insured limits during the year. The Companies do not believe that this results in any significant credit risk.

Preacquisition costs: Through December 31, 2002, the Companies have evaluated several potential sites, some of which were never acquired. Due diligence, design, and planning costs incurred on sites acquired are capitalized along with other acquisition or development costs on the project. Site selection, due diligence, design and planning costs applicable to projects the Companies expect to acquire are recorded as capitalized preacquisition costs. At December 31, 2002, the Companies were evaluating one new development site and at December 31, 2001 the Companies were evaluating three sites. Preacquisition costs of $32,914 and $39,206, have been capitalized at December 31, 2002 and 2001, respectively.

During the year ended December 31, 2002, management determined that two sites were no longer feasible for development and the related capitalized preacquisition costs totaling $6,292 were expensed in other general and administrative expenses.

Property and equipment: Property and equipment are recorded at cost. Depreciation and amortization are computed based on the straight-line method over the estimated useful lives of the related assets as follows:

Leasehold improvements	Shorter of estimated life or lease term
Furniture and fixtures	7-10 years
Machinery and equipment	3-8 years
Software	3 years

Recognition of revenue: Fees for property management and golf design are recognized when earned under the related contracts, generally when the services are performed. Revenue earned under construction supervision contracts is earned on the percentage of completion method as construction costs are incurred.

KES, INC. (D/B/A Landmark National)
and Subsidiary and Affiliated Companies

Notes to Combined Financial Statements

1.	Organization and significant accounting policies (continued)	Income taxes: The Companies use the balance sheet approach for income taxes. Deferred tax assets and liabilities are recognized for the future consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. When necessary, a valuation allowance is recorded to reduce tax assets to an amount for which realization is more likely than not. The effect of changes in tax rates is recognized in the period in which the rate change occurs.

Impairment of long-lived assets: The Companies review their major assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. An asset is considered impaired if its carrying amount exceeds the future net undiscounted cash flows that the asset is expected to generate. If an asset is considered to be impaired, the impairment to be recognized is the amount by which the carrying amount of the assets, if any, exceeds its fair value determined using a discounted cash flow model.

2.	Property and	Property and equipment consist of the following at December 31, 2002 and 2001:
equipment

	2002	2001

Leasehold improvements	$36,371	$36,371
Furniture and fixture	33,976	33,976
Machinery and equipment	98,537	89,442
Software	2,704	2,704

	171,588	162,493
Accumulated depreciation and amortization	(138,968)	(122,982)

Total property and equipment	$32,620	$39,511

KES, INC. (D/B/A Landmark National)
and Subsidiary and Affiliated Companies

Notes to Combined Financial Statements

3.	Capitalized development costs	OTP, Inc. (OTP), a subsidiary of DPMG formed a joint venture with a third party to develop 160 acres of land in Oklahoma. A third party held title to the land and developed lots. OTP has capitalized development costs which include land development and construction including field construction supervision and related overhead. Capitalized development costs are allocated to development phases and to individual lots in proportion to their estimated fair market value. At the time sales are recognized by the third party, accumulated costs are released from the capitalized development costs and a liability to the third party is created to compensate for land costs. Profits on sales are shared equally by OTP and the third party property owner. Since OTP never takes title to the real estate, only OTP’s shares of the net profit or loss is recognized in the financial statements as a management fee. At December 31, 2002 and 2001, OTP has capitalized development costs of $41,782 and $424,769, respectively. The balance due to the third party was $81,863 and $369,044 at December 31, 2002 and 2001, respectively, which is included in accrued expenses on the Balance Sheet.

OTP’s share of profit on sales are as follows:

	2002	2001

Sales revenue	$719,335	$898,100
Cost of sales	(700,504)	(872,608)
Other G&A	(6,440)	(47,470)

Profit (loss)	$12,391	$(21,978)

4.	Notes payable	In December 2002, DPMG obtained a $600,000 note from a third party for its operating needs. The note is due on demand and bears interest at the prime rate plus 2%. The note has an outstanding balance of $600,000 at December 31, 2002.

5.	Leasing activities	The Companies lease office space in Upper Marlboro, Maryland on a month-to-month basis. The Companies also lease an apartment in Puerto Rico on a month to month basis. Rent expense related to these leases is included in general and administrative expenses and was $21,800 and $18,000 for the years ended December 31, 2002 and 2001, respectively.

KES, INC. (D/B/A Landmark National)
and Subsidiary and Affiliated Companies

Notes to Combined Financial Statements

6.	Management agreements	DPMG entered into various agreements with affiliates of New Delos Partners, L.P., an affiliated entity, to provide planning and construction management, property management, and golf operational management. Total fees earned from these contracts were $1,234,488 and $1,440,396 for the years ended December 31, 2002 and 2001, respectively. At December 31, 2002 and 2001, $64,883 and $95,564 is due from these contracts, of which $64,883 in 2002 and $61,328 in 2001 has been classified as a long-term receivable with collection expected when the golf course achieves positive cash flows.

In 2002, DPMG entered into an agreement with Landmark Land Company, Inc. (Landmark), a related company under common control to provide day to day operation support. Total revenue earned by DPMG totaled $500,000 for the year ended December 31, 2002. At December 31, 2002, accounts receivable includes $14,896 representing reimbursement due for expenses paid by DPMG on the behalf of Landmark.

7.	Related party transactions	The Companies have the following notes and advances payable to various affiliates as of December 31, 2002 and 2001:

	2002	2001

Notes and advances payable to Barton Theater Company (owned by a shareholder of KES), bearing interest at 12% - 15%, payable on demand. Accrued interest on these notes and advances totaled $368,011 and $319,971 at December 31, 2002 and 2001, respectively.	$540,599	$	460,599
Notes payable to a stockholder of KES, bearing interest at the prime rate plus 1%, due in $100,000 increments plus accrued interest on May 11, 2004, September 10, 2004 and February 6, 2005. Accrued interest on these notes totaled $21,996 and $5,439 at December 31, 2002 and 2001, respectively Interest is due and payable annually as it accrues during the term of the notes.	300,000		200,000
Note payable to New Delos Partners, L.P., bearing interest at 12%, due December 31, 2002. The note had accrued interest of $34,722 at December 31, 2001.	—		286,168

KES, INC. (D/B/A Landmark National)
and Subsidiary and Affiliated Companies

Notes to Combined Financial Statements

7.	Related party transactions (continued)

	2002	2001

Advances payable to New Delos Partners, L.P., non-interest bearing, payable on demand.	$—	$184,296

	840,599	1,131,063
Less: Current portion	(540,599)	(931,063)

Long-term notes payable	$300,000	$200,000

At December 31, 2002, the scheduled future principal payments are as follows:

	2003	$540,599
	2004	200,000
	2005	100,000

Total		$840,599

8.	Retirement plan	DPMG sponsors a 401(k) defined contribution plan covering all eligible employees of the Companies effective July 1, 2001. Employees may elect to contribute to the plan on a pre-tax basis, within certain percentage limitations. The Companies make a Safe Harbor non-elective 3% matching contribution to the plan. The Companies’ matching contributions for the years ended December 31, 2002 and 2001, were $60,416 and $28,730, respectively.

9.	Income taxes	A reconciliation of the benefit for income taxes calculated at statutory rates to the actual benefit recognized in the financial statements for the years ended December 31, 2002 and 2001, is as follows:

	2002	2001

Federal income tax benefit at maximum	$(94,894)	$(246,762)
statutory rate State income taxes, net of federal tax benefit	(8,106)	(33,531)
Change in valuation allowance	(97,000)	280,293

Deferred income tax benefit	$(200,000)	$—

KES, INC. (D/B/A Landmark National)
and Subsidiary and Affiliated Companies

Notes to Combined Financial Statements

9.	Income taxes (continued)	The components of the deferred income tax benefit at December 31, 2002 and 2001, are as follows:

	2002	2001

Net operating loss carryforward	$630,000	$	565,000
Basis difference on property and equipment	9,000		8,000
Accrued interest	113,000		94,000
Accrued vacation	34,000		29,000
Other	—		(13,000)

	786,000		683,000
Valuation allowance	(586,000)		(683,000)

Net deferred income tax benefit	$200,000		$—

As of December 31, 2002, the Companies have cumulative operating loss carryforwards of approximately $1,542,000 to reduce future federal taxable income and approximately $2,642,000 available to reduce future state taxable income. The operating loss carryforwards expire between 2010 and 2022 for federal tax purpose and 2009 and 2023 for state tax purpose.

Portions of the operating loss carryforward will be subject to limitations under IRS Code Section 382. A valuation allowance has been provided to reflect a portion of the deferred tax asset that may not be realized in the future.

10.	Commitments and contingencies	The Companies have been named as defendant in various claims, complaints and other legal actions arising in the normal course of business. In the opinion of management, the outcome of these matters will not have a material adverse effect upon the financial condition, results of operations or cash flows of the Companies.

11.	Subsequent event	On August 31, 2003, Landmark Land Company, Inc., a company under common control, acquired 100% of the outstanding common stock of KES, Inc.

Landmark Land Company, Inc.

Pro Forma Consolidated Statement of Financial Condition

June 30, 2003

	Historical
			Acquisition/
	Landmark		Consolidation		Pro Forma
	Land	KES, Inc.	Adjustments		Consolidated
Assets
Current assets
Cash	$4,145,767	$121,065			$4,266,832
Accounts receivable		163,446			163,446
Accounts receivable affiliates		233,783			233,783
Accounts receivable employees		4,069			4,069
Deferred tax assets		200,000			200,000
Other assets	230,000	18,712	$(225,000	) F	23,712

Total current assets	4,375,767	741,075	(225,000)		4,891,842

Operating properties and equipment		28,214			28,214

Other assets
Accounts receivable, affiliate		66,510			66,510
Investment in unconsolidated affiliate	102,087				102,087
Preacquisition costs, reimbursable		32,914	414,561	A	447,475
Real estate held for sale			1,250,000	B	1,250,000
Real estate held for and under development		41,782			41,782
Intangible contract rights			4,745,587	C	4,745,587

Total other assets	102,087	141,206	6,410,148		6,653,441

Total assets	$4,477,854	$910,495	$6,185,148		$11,573,497

Liabilities and Stockholders Equity
Current liabilities
Accounts payable and accrued expenses	$55,317	$70,469			$125,786
Accrued payroll & related expenses		127,242			127,242
Accrued interest		431,905			431,905
Notes payable		600,000			600,000
Current portion of notes payable, affiliates		335,599			335,599
Other liabilities and deferred credits		225,000	$(225,000	) F	—

Total current liabilities	55,317	1,790,215	(225,000)		1,620,532

Long-term liabilities
Notes payable, affiliates, less current portion		300,000			300,000

Total liabilities	55,317	2,090,215	(225,000)		1,920,532

Stockholders’ Equity
Capital stock, $.50 par value, 20,000,000 shares authorized, 8,804,468 shares issued, 7,415,708 shares outstanding, pro forma consolidated at June 30, 2003	4,402,234	118	(118	) E	4,402,234
Additional paid in capital	27,130,253		3,252,544	D	30,382,797
Treasury stock, 1,388,760 shares common, at cost	(3,536,132)		2,147,372	D	(1,388,760)
Accumulated deficit	(23,564,410)	(1,179,838)	1,010,350	E	(23,733,898)
Accumulated comprehensive loss	(9,408)				(9,408)

Total stockholders’ equity	4,422,537	(1,179,720)	6,410,148		9,652,965

Total liabilities and stockholders’ equity	$4,477,854	$910,495	$6,185,148		$11,573,497

Acquisition/Consolidation Adjustments
A            Adjust reimbursable balance on expired Barbados contract.
B            Fair value of 45% interest in 128 acres in Hana HI.
C            Fair value of existing golf and real estate management and development contracts.
D            Record issue of 2,699,958 shares of treasury stock valued at $2 per share.
E            Eliminate KES capital stock and accumulated deficit balance at 8/31/03 actual acquisition date.
F            Eliminate Landmark prepaid fees and KES related deferred income.

See Accompanying Notes

Landmark Land Company, Inc.

Pro Forma Consolidated Statement of Operations

For the Six Months Ended June 30, 2003

	Historical
			Acquisition/
	Landmark		Consolidation		Pro Forma
	Land	KES, Inc.	Adjustments		Consolidated

Revenue
Consulting and management fees		$1,695,485	$(337,500	) A	$1,357,985

Operating expenses
Payroll & related expenses		1,268,248			1,268,248
Amortization of intangible contract rights			191,730	B	191,730
Other general & administrative	$678,690	142,698	(337,500	) A	483,888

Total operating expenses	678,690	1,410,946	(145,770)		1,943,866

Operating income (loss)	(678,690)	284,539	(191,730)		(585,881)

Other income or (expenses)
Interest Income	28,425	1,707			30,132
Interest expense		(56,986)			(56,986)
Settlement of previously recorded liabilities	479,268				479,268
Proceeds from litigation settlement	953,670				953,670
Equity in loss of unconsolidated affiliate	(151,700)				(151,700)

Total other (income) or expenses	1,309,663	(55,279)			1,254,384

Income before income taxes	630,973	229,260	(191,730)		668,503
Provision, federal & state income taxes		1,250			1,250

Net income, (loss)	$630,973	$228,010	$(191,730)		$667,253

Basic earnings per share	$0.13				$0.09

Basic weighted average shares outstanding	4,715,750				7,415,708

Diluted earnings per share	$0.13				$0.09

Diluted weighted average shares outstanding	4,715,750				7,415,708

Acquisition/Consolidation Adjustments

A	Eliminate Landmark management fees paid to KES during the period.

B	Record amortization of the purchase price of intangible contract rights, based on actual revenue received from those contracts during the period.

See Accompanying Notes

Landmark Land Company, Inc.

Pro Forma Consolidated Statement of Operations

For the Twelve Months Ended December 31, 2002

	Historical
			Acquisition/
	Landmark		Consolidation		Pro Forma
	Land	KES, Inc.	Adjustments		Consolidated

Revenue
Consulting and management fees		$2,616,056	$(500,000)	A	$2,116,056

Operating expenses
Payroll & related expenses		2,510,701			2,510,701
Amortization of intangible contract rights			261,788	B	261,788
Other general & administrative	$1,349,865	271,579	(500,000)	A	1,121,444

Total operating expenses	1,349,865	2,782,280	(238,212)		3,893,933

Operating income (loss)	(1,349,865)	(166,224)	(261,788)		(1,777,877)

Other income or (expenses)
Interest Income	136,962	3,679			140,641
Interest expense	(173,488)	(116,555)			(290,043)
Settlement of previously recorded liabilities					—
Proceeds from litigation settlement					—
Equity in loss of unconsolidated affiliate					—

Total other income or (expense)	(36,526)	(112,876)			(149,402)

Income before income taxes	(1,386,391)	(279,100)	(261,788)		(1,927,279)
Provision, federal & state income taxes					—
Deferred tax benefit		(200,000)			(200,000)

Net income, (loss)	$(1,386,391)	$(79,100)	$(261,788)		$(1,727,279)

Basic earnings per share	$(0.19)				$(0.17)

Basic weighted average shares outstanding	7,195,954				9,895,912

Diluted earnings per share	$(0.19)				$(0.17)

Diluted weighted average shares outstanding	7,195,954				9,895,912

Acquisition/Consolidation Adjustments

A	Eliminate Landmark management fees paid to KES during the period.

B	Record amortization of the purchase price of intangible contract rights, based on actual revenue received from those contracts during the period.

See Accompanying Notes

Landmark Land Company, Inc.

Notes to Pro Forma Consolidated Financial Statements

1. Acquisition of KES, Inc.	On August 31, 2003, Landmark Land Company, Inc. (“the company”) acquired all of the outstanding capital shares of KES, Inc. (“KES”), a golf-oriented real estate development and management entity. Under the terms of the acquisition, the shareholders of KES received a total of 2,699,958 shares of $.50 par value common stock of the company, which shares were previously held by the company as treasury stock. The company recorded the transaction at the negotiated price of $2.00 per common share of the company, which approximates the net fair value of the KES assets and liabilities acquired. KES owns, directly or indirectly, 100% of the outstanding capital stock of DPMG, Inc., Landmark Hellas, Inc., Delos Partners, Inc. and OTP, Inc., whose primary assets consist of real estate and golf and real estate management and development contracts having a net fair value of approximately $5.4 million.

The pro forma financial statements present the historical statements, pro forma adjustments and pro forma results of the acquisition. The Pro Forma Consolidated Statement of Financial Condition assumes the transaction was consummated June 30, 2003. The Pro Forma Consolidated Statements of Operations assume the transaction was consummated at the beginning of the fiscal period presented.

2. Acquisition/ consolidation adjustments	The company accounted for the acquisition as a purchase. KES assets with a book value of approximately $1.1 million at August 31, 2003 were estimated to have a fair value of approximately $7.5 million. Liabilities of approximately $2.1 million were considered fairly stated. The negotiated purchase price of approximately $5.4 million was allocated among the acquired assets and liabilities based on their respective estimated fair values. Stockholders equity increased by $5.4 million, the value of the treasury stock reissued.

Weighted shares outstanding during the respective periods reported reflect approximately 3.3 million shares repurchased from Gotham Partners in October 2002. The 2.7 million shares issued to the KES shareholders in August 2003 are reflected as if they had been issued at the beginning of the respective periods reported.

All material inter-company transactions and balances have been eliminated in the pro forma consolidated financial statements.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANDMARK LAND COMPANY, INC.

Dated: November 7, 2003	By:	/S/ Joe V. Olree

Joe V. Olree Vice President and Chief Financial Officer